UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011 (May 11, 2011)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 11, 2011, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Primus Telecommunications Group, Incorporated (the “Company”) appointed Mark E. Holliday to fill an existing vacancy on the Board. Mr. Holliday was also appointed as a member of the Board’s Compensation Committee and the Board’s Nominating and Governance Committee, and as the Chairman of the Board’s Audit Committee. The Board has determined that Mr. Holliday meets the independence standards and the committee composition standards for all of committees to which he was appointed under the rules of the NASDAQ and the Securities and Exchange Commission. Mr. Holliday was appointed to serve for a term that expires at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) and until his successor has been duly elected and qualified. Mr. Holliday has also been nominated by the Board for re-election at the 2011 Annual Meeting and will be included as one of the director nominees in the Company’s proxy statement for the meeting.

Mr. Mark E. Holliday, 43, is President of Goshawk Capital Corp., an investment firm which he founded, and was a partner at Camden Asset Management, LP, a hedge fund focused on convertible arbitrage, from 2003 to 2009. Prior to joining Camden, Mr. Holliday was a portfolio manager at Deephaven Capital Management, LLC from 2001 to 2002 and a principal at Heartland Capital Corp. from 1995 to 2000. Mr. Holliday has served as a director and Audit Committee Chairman of FiberTower Corporation since November 2008 and of YRC Worldwide, Inc. since May 2010. Mr. Holliday formerly served as a director and Audit Committee Chairman of Movie Gallery, Inc., which was the second largest video rental company in the United States, from May 2008 to November 2010, and served as Chairman of the Board from February 2010 to November 2010, and as a director of Clear Choice Health Plans from January 2009 to June 2010. Mr. Holliday also previously served as Audit Committee Chairman for Assisted Living Concepts, Inc., which operated, owned and leased assisted living residences, from 2002 until its acquisition in 2005, and was Chairman of the Board and a member of the Audit Committee for Reptron Electronics, Inc. from 2004 until new equity ownership in 2005. Mr. Holliday also was an Audit Committee member for TELETRAC, Inc. from 1999 to 2001. Mr. Holliday earned a B.A. in economics from Northwestern University.

In connection with his appointment to the Board, under the terms of the Company’s non-employee director compensation program, on May 11, 2011, Mr. Holliday received an equity grant of 1,250 restricted stock units and 2,500 non-qualified stock options to purchase shares of the Company’s common stock.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Holliday was elected as a director, nor are there any transactions between Mr. Holliday and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

In connection with Mr. Holliday’s appointment, the committees of the Board were re-constituted as set forth below.

Audit Committee: Mark Holliday (Chair), Steven Scheiwe and Neil Subin.

Compensation Committee: Neil Subin (Chair), Mark Holliday and Steven Scheiwe.

Nominating and Governance Committee: Steven Scheiwe (Chair), Mark Holliday and Neil Subin.

Executive Committee: John Spirtos (Chair), Peter Aquino and Neil Subin.

Neil Subin remains designated as the Lead Independent Director of the Board in accordance with the Company’s Corporate Governance Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: May 17, 2011	By:	/s/ Christie A. Hill
	Name:	Christie A. Hill, Esq.
	Title:	General Counsel, Secretary and Senior Vice President, Compliance Officer